Exhibit 23

AUDITORS’ CONSENT

To Yak Communications Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-114084) of Yak Communications Inc. and subsidiaries of our report dated September 15, 2005, except for Note 5A as to which the date is September 27, 2005, and Notes 5B to 5F as to which the date is March 31, 2006, which appears on page 79 of this annual report on Form 10-K/A for the year ended June 30, 2005.

/s/ Horwath Orenstein LLP

Chartered Accountants Toronto, Canada April 21, 2006